Exhibit 99.2

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: May 20, 2011

GS MEZZANINE PARTNERS V ONSHORE FUND, L.P. BY: GS Mezzanine Partners V Onshore Fund, L.L.C., its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSMP V ONSHORE US, LTD.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.P. BY: GS Mezzanine Partners V Institutional Fund, L.L.C., its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GS MEZZANINE PARTNERS V OFFSHORE FUND, L.P. BY: GS Mezzanine Partners V Offshore Fund, L.L.C., its General Partner

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact

GSMP V OFFSHORE US, LTD.

By:	/s/ Kevin P. Treanor
Name:	Kevin P. Treanor
Title:	Attorney-in-fact